T. Rowe Price Goldman Sachs All Equity Access Fund N-2A

Exhibit 99.(b)

T ROWE PRICE GOLDMAN SACHS ALL EQUITY ACCESS FUND
BY-LAWS

Dated as of August 3, 2026

TABLE OF CONTENTS

Page

ARTICLE I SHAREHOLDER MEETINGS		2
1.1	Proxies; Voting	2
1.2	Fixing Record Dates	2
1.3	Inspectors of Election	2
1.4	Records at Shareholder Meetings	2
1.5	Waiver of Notice by Consent of Absent Shareholders	3
ARTICLE II TRUSTEES		3
2.1	Regular Meetings	3
2.2	Place of Meetings and Meetings by Telephone	3
2.3	Chair; Records	3
ARTICLE III OFFICERS		4
3.1	Officers of the Trust	4
3.2	Tenure	4
3.3	Removal of Officers	4
3.4	Bonds and Surety	4
3.5	President	4
3.6	Vice Presidents and Assistant Vice Presidents	4
3.7	Treasurer and Assistant Treasurer	5
3.8	Secretary and Assistant Secretaries	5
3.9	Subordinate Officers	5
ARTICLE IV MISCELLANEOUS		5
4.1	Depositories	5
4.2	Signatures	6
4.3	Seal	6
4.4	Remote Communication	6
4.5	Electronic Documents	6
ARTICLE V SHARE TRANSFERS		6
5.1	Transfer Agents, Registrars and the Like	6
5.2	Transfer of Shares	6
5.3	Registered Shareholders	7
ARTICLE VI AMENDMENT OF BY-LAWS		7
6.1	Amendment and Repeal of By-Laws	7

T. ROWE PRICE GOLDMAN SACHS ALL EQUITY ACCESS FUND

BY-LAWS

These By-Laws are made and adopted pursuant to Section 3.9 of the Amended and Restated Declaration of Trust establishing T. Rowe Price Goldman Sachs All Equity Access Fund dated as of August 3, 2026, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

SHAREHOLDER MEETINGS

1.1          Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article X of the Declaration.

1.2          Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

1.3          Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chair, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as Chair. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chair, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.4          Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.

1.5          Waiver of Notice by Consent of Absent Shareholders. The transactions of a meeting of Shareholders, however called and noticed and whether held at a particular place or by means of remote communication, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

ARTICLE II

TRUSTEES

2.1          Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent, except as may otherwise be required by law.

2.2          Place of Meetings and Meetings by Telephone. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of the Delaware Statutory Trust Act and, to the extent permitted, the 1940 Act.

2.3          Chair; Records. The Chair, if any, shall act as Chair at all meetings of the Trustees; in absence of a Chair, the Trustees present shall elect a Trustee to act as temporary Chair. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary or the person appointed by the Board of Trustees as the meeting secretary.

ARTICLE III

OFFICERS

3.1          Officers of the Trust. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The officers may include one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3.9 hereof. The Board of Trustees may elect, but shall not be required to elect, a Chair of the Board.

3.2          Tenure. Officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3          Removal of Officers. Any officer or agent of the Trust may be removed, with or without cause, by a majority of the whole Board if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board, the Chair of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or, if the time when it shall become effective is specified therein, at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust. In addition, the termination or resignation of the chief compliance officer shall be effected in accordance with Rule 38a-1(4) under the 1940 Act.

3.4          Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5          President. Unless otherwise provided by resolution of the Board of Trustees, the President shall be the principal operating and executive officer of the Trust and shall have general charge of the business, affairs, property, and operation of the Trust and its officers, employees, and agents. The President may sign certificates representing shares of beneficial interest of the Trust authorized for issuance by the Board of Trustees. Except as the Board of Trustees may otherwise order, the President may sign in the name and on behalf of the Trust all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board of Trustees.

3.6          Vice President and Assistant Vice Presidents. The Board of Trustees may, from time to time, designate and elect one or more Vice Presidents (one or more of whom may be designated Executive Vice President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Trustees or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, the Vice President in order of seniority of tenure in such office or in such other order as the Board of Trustees may determine) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the Chair, the President, or another Vice President shall have signed) certificates representing shares of beneficial interest of the Trust authorized for issuance by the Board of Trustees. Any Assistant Vice President may perform such duties of the Vice President as the Vice President or the Board of Trustees may assign, and, in the absence of the Vice President, an Assistant Vice President may perform all the duties of the Vice President.

3.7          Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, the Treasurer shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. The Treasurer may countersign (unless an Assistant Treasurer or Secretary or Assistant Secretary shall have countersigned) certificates representing shares of beneficial interest of the Trust authorized for issuance by the Board of Trustees. The Treasurer shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all of the Treasurer’s transactions as Treasurer; and as soon as possible after the close of each fiscal year the Treasurer shall make and submit to the Board of Trustees a like report for such fiscal year. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of shareholders and filed within twenty (20) days thereafter at the principal office of the Trust. The Treasurer shall perform all the acts incidental to the office of the Treasurer, subject to the control of the Board of Trustees. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Trustees may assign, and, in the absence of the Treasurer, an Assistant Treasurer may perform all the duties of the Treasurer.

3.8          Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the shareholders and Trustees in one or more books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Trust and shall have charge of the records of the Trust, including the shares of beneficial interests books and such other books and papers as the Board of Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustee. The Secretary shall countersign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have countersigned) certificates representing shares of beneficial interest of the Trust authorized for issuance by the Board of Trustees. The Secretary shall perform such other duties as appertain to the Secretary’s office or as may be required by the Board of Trustees. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Trustees may assign, and, in the absence of the Secretary, an Assistant Secretary may perform all the duties of the Secretary.

3.9          Subordinate Officers. The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

ARTICLE IV

MISCELLANEOUS

4.1          Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2          Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.

4.3          Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4.         Remote Communication. For the purposes of these By-Laws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Shareholders and proxyholders may, by means of remote communication:

(a)      participate in a meeting of Shareholders; and

(b)      be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or by means of remote communication, provided that (i) the Trust will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (ii) the Trust will implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholder, including without limitation an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, the Trust or its agent will maintain a record of such vote or other action.

4.5          Electronic Documents. Whenever this Agreement requires delivery of a notice, demand or consent in writing, delivery of such notice or consent, an electronic transmission, as defined in the Delaware Statutory Trust Act, is the equivalent of a writing. Whenever this Agreement requires or permits a signature, the signature may be a manual, facsimile, or an electronic signature, as defined in the Delaware Statutory Trust Act.

ARTICLE V

SHARE TRANSFERS

5.1          Transfer Agents, Registrars and the Like. As provided in Section 6.8 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2          Transfer of Shares. The Shares of the Trust shall be subject to the limitations on transfer as provided in Section 6.9 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.

5.3          Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

5.4          Share Cancellation. Any shares voluntarily forfeited shall be marked “Cancelled” with the date of cancellation.

ARTICLE VI

AMENDMENT OF BY-LAWS

6.1          Amendment and Repeal of By-Laws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.